   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CITYSCAPE FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                565 TAXTER ROAD
                         ELMSFORD, NEW YORK 10523-5200
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                   DELAWARE                                     11-2994671
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                            ------------------------
                           CITYSCAPE FINANCIAL CORP.
                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------
                               JONAH L. GOLDSTEIN

                                GENERAL COUNSEL
                                565 TAXTER ROAD
                         ELMSFORD, NEW YORK 10523-5200
                                 (914) 592-6677
                     (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                     PROPOSED
                                                     PROPOSED        MAXIMUM
                                    AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
     TITLE OF SECURITIES             TO BE        OFFERING PRICE     OFFERING      REGISTRATION
       TO BE REGISTERED          REGISTERED(1)     PER SHARE(2)      PRICE(2)          FEE
-------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value....................... 1,500,000 shares       $10.59       $15,885,000        $4,814
=================================================================================================

(1) Pursuant to Rule 416, there is also being registered such number of additional shares of Common Stock which may become available for issuance pursuant to the foregoing plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock of Cityscape Financial Corp. as reported on September 18, 1997 on the Nasdaq National Market.
================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Cityscape Financial Corp., a Delaware corporation (the "Company"), relating to (a) 1,500,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), issuable under the Company's 1997 Stock Option Plan (the "Plan"), (b) additional shares of Common Stock that become available under the Plan in connection with certain changes in the number of outstanding shares of Common stock because of such things as reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits and (c) any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged (collectively, the "Shares").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
---------------
* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997;

          (c) the Company's Current Reports on Form 8-K filed on April 11, 1997, April 30, 1997, May 20, 1997, July 23, 1997, August 5, 1997 and September 17, 1997; and

          (d) the description of the Common Stock contained in the Company's effective Registration Statement on Form 8-A dated December 1, 1995, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the GCL.

     As permitted by Section 102(b)(7) of the GCL, the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts
paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     In addition, the Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Any indemnification (unless ordered by a court) made by the Company may be only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth above. Such determination must be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any covered action, suit or proceeding, or in defense of any covered claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     The Company presently maintains policies of directors' and officers' liability insurance in the amount of $15.0 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

4.1    Certificate of Incorporation of the Company, as amended, incorporated by reference to
       Exhibit 3.1 of the Company's Registration Statement on Form S-4 (No. 333-30115)
4.2    Bylaws of the Company, as amended, incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (No. 33-98074)
4.3    The Company's 1997 Stock Option Plan, as amended
5.1    Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered
23.1   Consent of KPMG Peat Marwick LLP
23.2   Consent of KPMG
23.3   Consent of BDO Stoy Hayward
23.4   Consent of BDO Stoy Hayward
23.5   Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)
24.1   Power of Attorney (contained on signature page hereto)

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on September 19, 1997.

                                          CITYSCAPE FINANCIAL CORP.

                                          By: /s/ ROBERT C. PATENT

                                            ------------------------------------
                                            Robert C. Patent
                                            Executive Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
C. Patent and Jonah L. Goldstein his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 19, 1997.

             /s/ ROBERT GROSSER                             /s/ ROBERT C. PATENT
--------------------------------------------    --------------------------------------------
               Robert Grosser                                 Robert C. Patent
                Director and                                      Director
          Chief Executive Officer
       (Principal Executive Officer)

           /s/ ASHER FENSTERHEIM                           /s/ JONAH L. GOLDSTEIN
--------------------------------------------    --------------------------------------------
             Asher Fensterheim                               Jonah L. Goldstein
                  Director                                        Director

            /s/ STEVEN M. MILLER                             /s/ TIM S. LEDWICK
--------------------------------------------    --------------------------------------------
              Steven M. Miller                                 Tim S. Ledwick
                  Director                                Chief Financial Officer
                                                      (Principal financial officer and
                                                       principal accounting officer)

          /s/ HOLLIS W. RADEMACHER                          /s/ ARTHUR P. GOULD
--------------------------------------------    --------------------------------------------
            Hollis W. Rademacher                              Arthur P. Gould
                  Director                                        Director

            /s/ DAVID A. STEENE
--------------------------------------------
              David A. Steene
                  Director

                               INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
  NO.                                   DESCRIPTION                                       PAGE
-------   ------------------------------------------------------------------------    ------------
   4.1    Certificate of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form
          S-4 (No. 333-30155).....................................................
   4.2    Bylaws of the Company, as amended, incorporated herein by reference to
          Exhibit 3.2 of the Company's Registration Statement on Form S-1 (No.
          33-98074)...............................................................
   4.3    The Company's 1997 Stock Option Plan, as amended........................
   5.1    Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.............................................
  23.1    Consent of KPMG Peat Marwick LLP........................................
  23.2    Consent of KPMG.........................................................
  23.3    Consent of BDO Stoy Hayward.............................................
  23.4    Consent of BDO Stoy Hayward.............................................
  23.5    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).................................................................
  24.1    Power of Attorney (contained on signature page hereto)..................